UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2021

Federal Home Loan Bank of Topeka

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 SW Wanamaker Road, Topeka, Kansas		66606

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		785.233.0507

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2021, the Federal Housing Finance Agency (Finance Agency) informed Federal Home Loan Bank of Topeka (FHLBank) of its non-objection to FHLBank’s Executive Incentive Compensation Plan (EICP) 2021 Goal Metrics, Metric Performance Ranges, Participant Eligibility and Metric Weights (the Target Document) adopted by the board of directors of FHLBank (Board) on December 18, 2020.

Annually, the Board is responsible for establishing performance measures by approving targets that set forth the Total Base Opportunity, the performance measures, and other applicable terms and conditions for the operation of the EICP for the applicable fiscal year. The Target Document covers the 2021 “Base Performance Period” (January 1, 2021 through December 31, 2021) and the 2022 - 2024 “Deferral Performance Period” (January 1, 2022 through December 31, 2024). The Target Document defines three achievement levels for each Performance Measure: Threshold, Target and Optimum. Performance between Threshold-Target and Target-Optimum is calculated by linear interpolation.

Eligibility for the EICP is limited to a select group of key management or other highly-compensated employees. The Target Document establishes levels of participation by participants based on the participant’s position and responsibility as set forth in the Target Document. The Total Base Opportunity for the levels of participation is as follows:

Participant	Total Base Opportunity
	Threshold	Target	Optimum
Level 1
CEO	37.5	75	112.5
Level 2
General Counsel	30	60	90
Level 3
Chief Administrative Officer (CAO)	27.5	55	82.5
Level 4
Chief Information Officer (CIO)	25	50	75

In the event FHLBank’s performance during the Base Performance Period results in the achievement of a Total Base Opportunity that exceeds 100% of a participant’s base salary at the start of the Base Performance Period, the Target Document provides that the Total Base Opportunity is capped at 100% of the participant’s base salary.

The Target Document establishes separate metrics for the Base Performance Period and the Deferral Performance Period. The Base Performance Period Metrics are measured by the results achieved by FHLBank in attaining specified performance levels in the following eight areas and are weighted as follows:

Objective
1.Adjusted Return Spread on Total Regulatory Capital	15%
2.GAAP Return Spread on Total Regulatory Capital	5%
3.Adjusted Net Income after Capital Charge	15%
4.GAAP Net Income after Capital Charge	5%
5.Member Product Utilization	10%
6.Diversity and Inclusion	10%
7.Risk Management - Market, Credit, Liquidity	20%
8.Risk Management - Compliance, Business, Operations	20%
Total	100%

FHLBank must also maintain a daily average Total Regulatory Capital of 4.75 percent for 2021. If FHLBank’s daily average Total Regulatory Capital is below 4.75 percent for 2021, the Total Base Opportunity will be adjusted downward.

The Deferral Performance Period is the three-year period directly following the Base Performance Period. The Deferred Incentive means 50% of the Total Base Opportunity, which is deferred for the Deferral Performance Period and is subject to adjustment. Participants are eligible to receive a Deferred Incentive for the 2022-2024 Deferral Performance Period if FHLBank has a Market Value of Equity of not less than 100% of FHLBank’s Total Regulatory Capital Stock outstanding as of the last day of the Deferral Performance Period. Upon determining FHLBank has achieved this minimum requirement, the Deferred Incentive shall be calculated by applying a six percent interest credit, compounded annually, to the Deferred Incentive.

Total awards payable under the Target Document are not determinable at this time.

The foregoing summary of the Target Document is qualified in its entirety by reference to the Target Document attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 2021 Executive Incentive Compensation Plan Targets, dated December 18, 2020.

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Exhibit Index

Exhibit No.	Description

10.1	2021 Executive Incentive Compensation Plan Targets, dated December 18, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

February 2,2021	By:	/s/ Carl M. Koupal, III

Name: Carl M. Koupal, III
Title: FVP, Associate General Counsel, Director of Legal Services and Compliance, Corporate Secretary